Thistle Group Holdings, Co.            Subject:  Special Meeting of Stockholders
6060 Ridge Avenue
Philadelphia, Pennsylvania  19128      Contact:  John F. McGill
                                                 President
                                                 (215) 483-3777

                                        Date:    December 19, 2003
(Logo)

FOR IMMEDIATE RELEASE
---------------------

                    THISTLE GROUP HOLDINGS, CO. SHAREHOLDERS
                APPROVE PLAN WITH CITIZENS FINANCIAL GROUP, INC.

         Philadelphia, Pennsylvania -- Thistle Group Holdings, Co., the parent savings and loan holding company of Roxborough Manayunk Bank, Philadelphia, Pennsylvania, announced that stockholders approved the Agreement and Plan of Merger dated September 22, 2003, by and among Citizens Bank of Pennsylvania, Citizens Financial Group, Inc. and Thistle Group Holdings, Co. at a Special Meeting of Stockholders held December 18, 2003. Upon consummation of the merger, each outstanding share of Thistle common stock will be converted into the right to receive $26.00 in cash.

         The Reorganization is expected to close in early January 2004. The Company's common stock is traded on the NASDAQ National Market System under the symbol "THTL."


         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Thistle Group Holdings, Co. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.